Exhibit 99.1

CollabRx Reports First Quarter Fiscal Year 2014 Financial Results

San Francisco, Calif., August 13, 2013 – CollabRx, Inc. (the “Company”) (NASDAQ: CLRX) today announced financial results for the first quarter of fiscal year 2014, which ended June 30, 2013.

First Quarter Business Highlights

Throughout the first fiscal quarter, the Company made significant progress in building revenues and increasing its commercial reach through several agreements and collaborations, including:

•	A joint marketing initiative with GeneInsight LLC., a leading developer of software to support knowledge management and reporting for genetic testing laboratories and a wholly-owned subsidiary of Partners HealthCare. CollabRx medical and scientific content will be made accessible through the GeneInsight knowledge management platform. Initially focused in oncology, the combined offering will be available to the clinical laboratory market;

•	A collaboration with the thoracic oncology program at the prestigious University of Chicago Medical Center, one of the nation’s leading cancer treatment centers with innovative clinical and translational research programs in cancer genetics and therapeutics. The collaboration will be led at the University of Chicago Medical Center by Ravi Salgia, MD, PhD, a professor of medicine and vice chair of translational research at the University of Chicago.

•	A services agreement with Hayden IR, a 15-year-old, highly recognized national investor relations firm, to raise the visibility of CollabRx and strengthen its relationships with the investment community.

Subsequent to the end of the quarter, the Company announced the launch of its Genetic Variant Annotation™ (GVA™) service, a new product and the Company’s first offering for the clinical laboratory market, including reference laboratories, hospital laboratories, research institutions, and laboratories within academic medical centers.  The GVA service provides for a fully automated and scalable medical informatics solution that seamlessly pairs the results of genetic sequencing tests with clinically actionable and dynamically updated knowledge that can be used to inform patient treatment planning.  Life Technologies, Sengenics, and OncoDNA are early adopters of CollabRx technology and content resources which form the basis of the GVA service.

In addition, the Company recently announced a multi-year agreement with Everyday Health’s MedPage Today, the leading provider of real-time breaking medical news for healthcare professionals. A division of the leading digital health and wellness media company Everyday Health, MedPage Today reaches over one-third of all US physicians including 96% of all oncologists. The mobile application is scheduled for release later this year.  Under the terms of the agreement, CollabRx will provide decision support, expert systems and electronic reference tools using the company’s proprietary technology, leveraging CollabRx’s large and growing network of over 75 leading clinical practitioners in the U.S. and Europe.  MedPage Today will develop the application, include its relevant medical news and promote the app to its audience.

Fiscal 2014 Qtr 1 Financial Statement Highlights

•	Total revenue for the quarter was $270,000, with the entire amount representing the Company’s commercialization of its content services and on-line media products. Revenue for the same quarter of the prior fiscal year was $25,000.

•	Gross margins for the quarter were 93% of revenue or $252,000, compared to 100% of revenue or $25,000 in the same quarter of the prior fiscal year.

•	The Company’s net loss for the first quarter of fiscal year 2014 was ($797,000) or ($0.41) per share, compared with net loss of ($679,000) or ($0.40) per share for the same period in the prior fiscal year.

•	Operating expenses totaled $961,000 for the first quarter. Of that amount, $143,000 were non-cash charges for depreciation, amortization, and stock compensation expense. This represented an increase in operating expenses from the first quarter of fiscal year 2013, which came in at $712,000 and included $57,000 of non-cash charges, and a decrease from the immediately preceding quarter (Q4’FY13) of $1.1 million, which included $272,000 of non-cash charges.

•	The operating loss for fiscal year 2014 first quarter was ($709,000), compared to ($687,000) in the prior year and ($847,000) in the immediately preceeding quarter.

•	During the first fiscal quarter, the Company recorded a Loss from Discontinued Operations, net of taxes of ($118,000), consisting of a non-cash reclassification of accumulated other comprehensive loss of ($142,000) of foreign exchange differences resulting from the final closing of the Company’s former foreign subsidiaries, offset by cash and non-cash gains of $24,000.

•	CollabRx ended the first quarter with approximately $3.4 million in cash and cash equivalents.

Business Outlook

In the first quarter of fiscal year 2014 and throughout the current fiscal year, CollabRx expects to build revenue primarily related to the sale of its content in connection with its recently launched Genetic Variant Annotation Service, advertising related to its web-based Therapy Finders™, and late in the fiscal year related to its recent announcement of a mobile application to be developed and marketed in collaboration with Everyday Health’s MedPage Today.

CollabRx expects quarterly cash operating expenses to continue to be in the range of $750,000 to $1.0 million. The Company also expects its operating expenses in near-term quarters to be materially offset in fiscal year 2014 by revenue both from agreements with its current partners and customers, as well as new agreements.

“We believe that we have made substantial progress in demonstrating that we are a leading company providing interpretive and decision support information and tools in molecular oncology directly to physicians via both our on-line media products and our content services offered to genetic testing laboratories,” said CollabRx Chairman and Chief Executive Officer, Thomas Mika.  “We intend to build on this leading position in these emerging markets and demonstrate a positive growth trajectory for the balance of the year and beyond.”

Investor Conference Call Today at 5 p.m. EDT (2 p.m. PDT)

CollabRx will hold an investor conference call today to discuss the Company’s financial results for the first quarter of fiscal year 2014 and to provide an update to the business.

The dial-in number for the live audio call beginning on Tuesday, August 13, 2013, at 5:00 p.m. PDT (2:00 p.m. PDT) is (877) 369-6591 in the U.S. and (253) 237-1176 for international participants.  The conference identification number is 26933867.  A live webcast of the conference call will also be available at:  http://www.media-server.com/m/p/r389mmy8

About CollabRx

CollabRx, Inc. (NASDAQ: CLRX) is a leader in cloud-based expert systems to inform health care decision-making. CollabRx uses information technology to aggregate and contextualize the world’s knowledge on genomics-based medicine with specific insights from the nation’s top cancer experts starting with the area of greatest need: advanced cancers in patients who have effectively exhausted the standard of care. More information may be obtained at http://www.collabrx.com.

CollabRx Safe Harbor Statement

This press release includes forward-looking statements about CollabRx’s anticipated results that involve risks and uncertainties. Some of the information contained in this press release, including, but not limited to, statements as to industry trends and CollabRx’s plans, objectives, expectations and strategy for its business, contains forward-looking statements that are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. When used, the words "believe," "plan," "intend," "anticipate," "target," "estimate," "expect" and the like, and/or future tense or conditional constructions ("will," "may," "could," "should," etc.), or similar expressions, identify certain of these forward-looking statements. Important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in filings made by CollabRx with the Securities and Exchange Commission. CollabRx undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contacts:

Thomas R. Mika, CEO
CollabRx, Inc.
415-248-5350

or

James Carbonara, Regional Vice President
Hayden IR
646-755-7412
James@haydenir.com

COLLABRX, INC. AND SUBSIDIARIES
(formerly TEGAL CORPORATION)
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited)
 (In thousands, except share data)

	June 30,	March 31,
	2013	2013 *
ASSETS
Current assets:
Cash and cash equivalents	$3,424	$4,039
Accounts receivable	270	250
Prepaid expenses and other current assets	199	102
Other assets of discontinued operations	--	11
Total current assets	3,893	4,402
Property and equipment, net	139	142
Intangible assets, net	1,438	1,490
Goodwill	603	603
Investment in convertible promissory note	353	345
Total assets	$6,426	$6,982
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$208	$167
Common stock warrant liability	7	10
Liabilities of discontinued operations	--	16
Total current liabilities	215	193
Deferred tax liability	561	581
Promissory note	505	504
Other long term liabilities	12	-
Total liabilities	1,293	1,278

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized; none issued and outstanding	--	--
Common stock, $0.01 par value; 50,000,000 shares authorized; 1,952,960 shares issued and outstanding at June 30, 2013 and March 31, 2013, respectively	19	19
Additional paid-in capital	130,686	130,602
Accumulated other comprehensive loss	--	(142)
Accumulated deficit	(125,572)	(124,775)
Total stockholders’ equity	5,133	5,704
Total liabilities and stockholders’ equity	$6,426	$6,982

*Derived from the Company’s audited consolidated balance sheet as of March 31, 2013.

COLLABRX, INC. AND SUBSIDIARIES
(formerly TEGAL CORPORATION)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
and COMPREHENSIVE LOSS
(Unaudited)
 (In thousands, except share data)

	Three Months Ended
	June 30,
	2013	2012

Revenue	$270	$--
Revenue – related party	--	25
	270	25
Cost of revenue	18	--
Gross profit	252	25
Operating expenses:
Engineering	213	--
Research and development	130	--
Sales and marketing	59	--
General and administrative	559	712
Total operating expenses	961	712
Operating loss	(709)	(687)
Other income, net	10	9
Loss before income tax benefit	(699)	(678)
Income tax benefit	(20)	--
Loss from continuing operations	(679)	(678)
Loss from discontinued operations, net of taxes	(118)	(1)
Net loss	(797)	(679)
Foreign currency translation	--	--
Comprehensive loss	$(797)	$(679)

Net loss per share from continuing operations:
Basic and diluted	$(0.35)	$(0.40)
Net loss per share from discontinued operations:
Basic and diluted	$(0.06)	$(0.00)
Net loss per share:
Basic and diluted	$(0.41)	$(0.40)

Weighted-average shares used in per share computation:
Basic and diluted	1,953	1,689